UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 6, 2004
Date of Report (Date of earliest event reported)

Golden Telecom, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	0-27423 (Commission File Number)	51-0391303 (IRS Employer Identification No.)

Representation Office Golden TeleServices, Inc.
1 Kozhevnichesky Proezd
Moscow, Russia 115114
(Address of principal executive office)

(011-7-501) 797-9300
(Registrant’s telephone number, including area code)

Item 5. Other Events.

     Golden Telecom, Inc.’s (“GTI” or the “Company”) designated representative will participate in the 5th. annual meeting of Sachs Associates and Bloomberg, Investing in Russia and the Commonwealth of Independent States, on July 6, 2004 in London, United Kingdom.

     Attached hereto as Exhibit 99.1 is GTI’s Corporate Presentation.

     Certain statements contained in this presentation or made during the meeting concerning management’s intentions, expectations or predictions are forward looking statements. Such statements include the expected benefits of the Comincom acquisition, estimates of future financial and operating performance, expectations regarding future market position, geographical markets that we plan to enter and potential for growth, and the effect of the new law “On Telecommunications”. It is important to note that the Company’s actual results may differ materially from those projected in such forward looking statements. Factors that may cause the anticipated results not to occur include the Company’s ability to consummate potential acquisitions, the Company’s ability to efficiently integrate the acquired companies, unanticipated changes in customer demand, changes in competitive product offerings, increased price competition, changes in the macroeconomic and political environment, changes in local regulatory regimes, or shifts in strategy by the Company’s partners. All forward looking statements are made as of July 2, 2004 and GTI disclaims any duty to update such statements. Additional information concerning the factors that could cause actual results to differ materially from those projected in the forward looking statements is contained in the Company’s annual report on Form 10K for the year ended December 31, 2003 and the Company’s quarterly report on Form 10Q for the quarter ended March 31, 2004 and other filings with the United States Securities and Exchange Commission (“SEC”). Copies of these filings may be obtained by contacting GTI or the SEC.

Item 7. Exhibits.

     (c) Exhibits

Designation	Description of Exhibit
99.1	Golden Telecom, Inc.’s Investor Presentation.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GOLDEN TELECOM, INC. (Registrant)
By:	/s/ DAVID STEWART
	Name:	David Stewart
	Title:	Chief Financial Officer and Treasurer

Date: July 6, 2004

EXHIBIT INDEX

Designation	Description of Exhibit
99.1	Golden Telecom, Inc.’s Investor Presentation.